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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                ----------------





                                    FORM S-8
                                ----------------



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  HARMONIC INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 549 Baltic Way
                               Sunnyvale, CA 94089
                                 (408) 542-2500

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                      1999 NON-STATUTORY STOCK OPTION PLAN

                    DELAWARE                                               77-0201147
(State or other jurisdiction of incorporation or              (I.R.S. Employer Identification No.)
                  organization)

                                Robin N. Dickson
                             Chief Financial Officer
                                  Harmonic Inc.
                                 549 Baltic Way
                               Sunnyvale, CA 94089

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


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                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum     Proposed Maximum
     Title of Each Class of           Amount to be        Offering Price     Aggregate Offering        Amount of
  Securities to be Registered          Registered           per Share               Price          Registration Fee
---------------------------------  -------------------  -------------------  -------------------- --------------------
Common Stock (par value $0.001          2,000,000             $3.380             $6,760,000            $1,690.00
per share) reserved for
issuance under the Harmonic
Inc. 1999 Nonstatutory Stock
Option Plan


The Proposed Maximum Offering Price Per Share is calculated, in part, pursuant to Rule 457(h) under the act, and as such, is based upon the exercise prices of each outstanding option under the 1999 Nonstatutory Stock Option Plan ("99NSO Plan"). The weighted average exercise price of the shares subject to outstanding options under the 99NSO Plan is $17.8069 per share. With respect to those shares available for future grant under the 99NQ Plan, the offering price per share is calculated pursuant to Rule 457(c), and as such, is determined to be the average between the high and low of the Registrant's Common Stock as reported on The Nasdaq Stock Market as of April 17, 2001, or $3.380.

Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "$250 per $1 million" of the maximum aggregate price at which such securities are proposed to be offered. The Registration Fee is therefore calculated by multiplying the aggregate offering or sales amount by 0.00025.


                                       2
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                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     a. The Registrant's Annual Report on Form 10-K/A was filed on April 19, 2001 for the year ended December 31, 2000 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act").

     b. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 6, 1995, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

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

ITEM 8. EXHIBITS.

Exhibit
Number
-------
5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
       as to the legality of securities being registered.

23.1   Consent of Independent Accountants.

23.2   Consent of Counsel (included in Exhibit 5. 1).

24.1   Power of Attorney (see page 5).

ITEM 9. UNDERTAKINGS.

a.   The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony J. Ley and Robin N. Dickson, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant, Harmonic Inc., a Delaware corporation, has duly caused this Report on Form 10-K to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Sunnyvale, State of California, on April 19, 2001.

                                   HARMONIC INC.

                                   By: /s/ Anthony J. Ley
                                      ------------------------------------------
                                   Anthony J. Ley
                                   Chairman, President & Chief Executive Officer

             SIGNATURE                                        TITLE                                     DATE
------------------------------------- -------------------------------------------------------  ------------------------
         /s/Anthony J. Ley                Chairman, President & Chief Executive Officer            April 19, 2001
-------------------------------------             (Principal Executive Officer)
          (Anthony J. Ley)

        /s/Robin N. Dickson                          Chief Financial Officer                       April 19, 2001
-------------------------------------      (Principal Financial and Accounting Officer)
         (Robin N. Dickson)

          /s/Baryn S. Futa                                   Director                              April 19, 2001
-------------------------------------
          (Baryn S. Futa)

         /s/E. Floyd Kvamme                                  Director                              April 19, 2001
-------------------------------------
         (E. Floyd Kvamme)

          /s/David A. Lane                                   Director                              April 19, 2001
-------------------------------------
          (David A. Lane)

          /s/Barry Lemieux                                   Director                              April 19, 2001
-------------------------------------
          (Barry Lemieux)

       /s/Michel L. Vaillaud                                 Director                              April 19, 2001
-------------------------------------
        (Michel L. Vaillaud)

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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                               ------------------

                                    EXHIBITS

                               ------------------

                       Registration Statement on Form S-8

                                  Harmonic Inc.

                                 April 19, 2001







                                INDEX TO EXHIBITS

Exhibit Number        Description
--------------        -----------
5.1                   Opinion of Wilson  Sonsini  Goodrich & Rosati,
                      Professional  Corporation,  as to the  legality  of
                      securities being registered.

23.1                  Consent of Independent Accountants.

23.2                  Consent of Counsel (included in Exhibit 5. 1).

24.1                  Power of Attorney (see page 5).

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